Exhibit 10.8

                         ASSET SALE/PURCHASE AGREEMENT


      AGREEMENT made as of the 2nd day of December 1999 by and among The Medical Marketing Group, Inc., a New York corporation with a principal place of business at 401 Columbus Avenue, Valhalla, New York 10595 ("MMGI") and Craig Allison residing at 1 Newton Court, Croton-on-Hudson, New York 10520 ("Allison") on the one hand and Bio-Reference Laboratories, Inc., a New Jersey corporation with its principal place of business at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407 ("BRLI") on the other hand.

                             W I T N E S S E T H :
                             -------------------


      WHEREAS, Allison is the president, chief executive officer and having acquired Dean Steinman's ("Steinman") approximately 48% capital stock interest, is now the owner of approximately 93% of the outstanding capital stock of MMGI, and


      WHEREAS, MMGI, among other activities, is engaged in selling Internet website design and other Internet-oriented services to medical professionals and other healthcare professionals including individual and group physician practices, hospitals, medical groups, medical societies, health centers and healthcare facilities (referred to at times as the "WEB Business") and in connection therewith, is the owner of the domain names listed in Exhibit A hereto (the "Domain Names"), and


      WHEREAS, MMGI has created certain algorithms for placement on commercial search engines associated with the Domain Names, and


      WHEREAS, MMGI has entered into formal and informal agreements with the healthcare clients set forth on Exhibit B attached hereto to provide website as well as non-website services, and


      WHEREAS, MMGI and Allison desire that MMGI sell and BRLI desires to purchase certain assets utilized by MMGI in the operation of the WEB Business as well as MMGI's rights under its agreements and arrangements with the healthcare clients set forth in Exhibit B to the extent they relate to website services, on the terms and conditions herein set forth.


      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt whereof and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.    Sale and Transfer of the WEB Business

      Based upon the representations and warranties herein contained and subject to the terms and conditions hereinafter set forth;

      (A) MMGI shall sell, transfer, assign and deliver to BRLI all of its right, title and interest in the WEB Business including all of its right, title and interest to any and all assets utilized or capable of being utilized by MMGI in the WEB Business including but not limited to the Domain Names, software applications, search engines, database engines, data, HTML pages, search engine designs and algorithms for inclusion in other Internet-based search engines, software and database licenses, custom software and custom applications with associated source and data, licenses, lists, links and authorizations for links, banners and agreements for banners and associated advertising revenues, advertising, advertising contracts and agreements, and listing contracts with associated revenues as well as any and all custom programs, applications or solutions that MMGI has developed itself or hired others to produce for it if any of those programs, applications or solutions are useful and/or appropriate to the operation of the WEB Business (such assets being collectively referred to as the "WEB Assets") and all of its right, title and interest to all website-based agreements, partial agreements or arrangements with the healthcare clients set forth on Exhibit B hereto as well as its rights to all future revenues therefrom (collectively the "WEB Business Agreements").

      (B) BRLI shall issue and deliver 140,000 shares of its authorized but unissued common stock in payment for the WEB Business including the WEB Assets and the WEB Business Agreements, as hereinafter described (with an additional 60,000 of such shares to be issued and delivered in consideration for the Non-Competition Agreements hereinafter described).

2.    Closing

      (A) The closing of such sale and purchase (the "Closing") shall take place at the offices of BRLI at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407 at 9:00 o'clock A.M. (EST) on Thursday, December 2, 1999 or at such place, date and time thereafter as the parties hereto shall mutually agree, in a writing executed by BRLI on the one hand and by MMGI on the other. The date of the closing is hereinafter referred to as the "Closing Date."

      (B) At the Closing, MMGI shall execute and deliver a bill of sale to BRLI, in the form of Exhibit C hereto (the "Bill of Sale") and such other good and sufficient duly executed instruments of transfer and conveyance, including any and all required authorizations, assignments and consents, satisfactory in form and content to BRLI, as shall vest in BRLI, all of MMGI's right, title and interest in and to the WEB Assets and the WEB Business Agreements, free and clear of all liens and encumbrances, and as shall enable BRLI to operate the WEB Business as currently operated by MMGI, without impediment.

      (C) At the Closing, BRLI on the one hand and MMGI, Allison and Steinman on the other will each execute and deliver to each other, Non-Competition Agreements substantially in the form of Exhibits D-1, D-2 and D-3 attached hereto.

      (D) At the Closing, BRLI on the one hand and MMGI and Allison on the other will execute and deliver to each other an Advertising Consulting Agreement substantially in the form of Exhibit E attached hereto.

      (E) (1) At the Closing, BRLI shall issue and deliver an aggregate 140,000 shares of its authorized but unissued common stock in full payment for the WEB Business (including the WEB Assets and the WEB Business Agreements), registered in the names of the persons and entities designated by MMGI as set forth in Exhibit F hereto, in the amounts set forth opposite their respective names, against receipt of appropriate investment letters prepared by BRLI and duly executed by each such proposed stockholder.

            (2) At the Closing, BRLI shall execute and deliver an aggregate 60,000 shares of its authorized but unissued common stock to MMGI and Allison and a cash payment of $10,000 to Steinman in consideration for the three Non-Competition Agreements, in the amounts therein set forth.

            (3) All of the said 200,000 shares of common stock will not be registered under the Securities Act of 1933; each of the stock certificates will contain a restrictive legend and transfer stops will be placed against the shares of stock.

      (F) At the Closing, BRLI shall deliver its check in the sum of $15,000 payable to MMGI, to MMGI, in accordance with the Advertising Consulting Agreement, representing the initial retainer thereunder.

      (G) At the Closing, BRLI shall execute and deliver an Option Agreement to MMGI, substantially in the form of Exhibit G hereto, granting options exercisable to purchase a maximum 100,000 shares of BRLI authorized but issued common stock on the terms and conditions therein set forth.


3.    Representations and Warranties Concerning MMGI and the WEB
      ----------------------------------------------------------
      Business

      (A) As an inducement to BRLI to enter into this Asset Sale/Purchase Agreement (the "Agreement") and the MMGI Non- Competition Agreement, the Advertising Consulting Agreement and the Option Agreement (collectively the "Subsidiary Agreements") as well as the Non-Competition Agreement with Allison and to effectuate the transactions contemplated hereby and thereby, MMGI on an absolute basis and Allison to his actual knowledge and belief, hereby severally represent and warrant to BRLI that:

            (1) MMGI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to enter into this Agreement and the Subsidiary Agreements, to consummate the transactions herein and therein contemplated, to own, lease and operate its properties and to carry on its business including the WEB Business as it is now being conducted.

            (2) The execution and delivery of this Agreement and the Subsidiary Agreements, the consummation of the transactions herein and therein contemplated and the performance, observance and fulfillment by MMGI of all of the terms and conditions hereof and thereof on its part to be performed, observed, and fulfilled, (a) have all been approved and effectively authorized by MMGI's board of directors and by the vote of its stockholders and no other proceedings on the part of MMGI or its stockholders are necessary to authorize this Agreement and the Subsidiary Agreements, or the consummation of the transactions contemplated hereby and thereby, (b) do not and will not (either immediately or with the lapse of time, or with notice, or both) (i) conflict with any of the provisions of the Certificate of Incorporation or by-laws of MMGI, (ii) violate any provisions of any judicial or administrative order, award, judgment, decree, statute, rule or regulation applicable to MMGI or any of its properties, (iii) conflict with or result in a breach of, constitute a default under, contravene, result in a forfeiture of a right under, or result in the acceleration of payment or performance under, any note, bond, mortgage, indenture, deed, trust, license, lease, agreement, or other instrument or obligation to which MMGI is a party or by which MMGI or any of the WEB Assets or any of the WEB Business Agreements may be bound or affected, or (iv) result in the creation or imposition of any lien, security interest, charge or other encumbrance against any of the WEB Assets or any of the WEB Business Agreements.

            (3) This Agreement and each of the Subsidiary Agreements, has been duly and validly executed and delivered by MMGI and constitute valid, binding and enforceable obligations of MMGI. Although an involuntary bankruptcy proceeding was initiated by creditors against MMGI on July 22, 1999 in the United States Bankruptcy Court for the Southern District of New York (Docket No.

99B-21772), such proceeding was dismissed with prejudice on or about November 19, 1999. With the exception of such dismissed proceeding, no petition in bankruptcy has been filed by or against MMGI. Furthermore, no petition in bankruptcy has been filed by or against Allison. MMGI has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and each of the Subsidiary Agreements and no consent of any third party is necessary with respect thereto which has not been obtained.

            (4) Except as described in Exhibit H hereto, there is no material action, dispute, claim, litigation, arbitration, investigation, or other proceeding, at law or in equity or by or before any court or governmental or administrative body (U.S. or foreign), pending or threatened against MMGI, its business or properties, or with respect to the transactions contemplated by this Agreement and each of the Subsidiary Agreements, and MMGI is not subject to any adverse judicial, governmental or agency judgment, decree or order, nor does MMGI or Allison know of any basis for any such action, dispute, claim, litigation, arbitration, investigation or other proceeding.

            (5) MMGI has made adequate provision for, and is not in default of any current or long-term liabilities (including contingent liabilities), debts or obligations, contractual or otherwise.

            (6) MMGI has paid, or made adequate provision for the payment of, any and all outstanding tax (income, employment, sales and all other)
liabilities and MMGI has properly prepared and duly filed all tax returns required to be filed by it through the date hereof.

            (7) MMGI has no subsidiary nor does it own or control any stock of or have any proprietary interest in any other entity.

            (8) The assets being sold to BRLI hereunder do not constitute substantially all of MMGI's assets.

            (9) Upon completion of the Closing as described in Section 2 herein, BRLI will be vested in and will own all of MMGI's right, title and interest in and to the WEB Assets and the WEB Business Agreements free of all liens and encumbrances and there shall be no impediment to BRLI operating the WEB Business as currently operated by MMGI.

      (B) The foregoing representations and warranties are made with the knowledge and expectation that BRLI is placing complete reliance thereon.

4.    Representations and Warranties of BRLI

      (A) As an inducement to MMGI to enter into this Agreement and the Subsidiary Agreements and consummate the transactions contemplated hereby and thereby, BRLI represents and warrants:

            (1) BRLI is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to enter into this Agreement and the Subsidiary Agreements, to consummate the transactions herein and therein contemplated, to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly licensed, authorized and qualified to do business and is in good standing in all jurisdictions in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified, authorized or licensed.

            (2) The execution and delivery of this Agreement and the Subsidiary Agreements, the consummation of the transactions herein and therein contemplated and the performance, observance and fulfillment by BRLI of all of the terms and conditions hereof and thereof, on its part to be performed, observed, and fulfilled, (a) have all been approved and effectively authorized by BRLI's board of directors and no other proceedings on the part of BRLI are necessary to authorize execution and delivery of this Agreement and the Subsidiary Agreements or the consummation of the transactions contemplated hereby and thereby, (b) do not and will not (either immediately or with the lapse of time, or with notice, or both) (i) conflict with any of the provisions of the Articles of Incorporation or by-laws of BRLI, violate any provisions of any judicial or administrative order, award, judgment, decree, statute, rule or regulation applicable to BRLI or any of its properties, (iii) conflict with or result in a breach of, constitute a default under, contravene, result in a forfeiture of a right under, or result in the acceleration of payment or performance under, any note, bond, mortgage, indenture, deed, trust, license, lease, agreement, or other instrument or obligation to which BRLI is a party or by which BRLI or any of its properties may be bound or affected, or (iv) result in the creation or imposition of any lien, security interest, charge or other encumbrance against any properties of BRLI.

            (3) This Agreement and the Subsidiary Agreements have been duly and validly executed and delivered by BRLI and constitute valid, binding and enforceable obligations of BRLI. BRLI has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and the Subsidiary Agreements and no consent of any third party is necessary with respect thereto.

            (4) There is no material action, dispute, claim, litigation, arbitration, investigation, or other proceeding, at law or in equity or by or before any court or governmental or administrative body (U.S. or foreign), pending or threatened against BRLI, its business or properties, or with respect to the transactions contemplated by this Agreement and/or the Subsidiary Agreements, and BRLI is not subject to any adverse judicial, governmental or agency judgment, decree or order, nor does BRLI know of any basis for any such action, dispute, claim, litigation, arbitration, investigation or other proceeding.

            (5) All of the shares of BRLI common stock issuable pursuant to this Agreement and the Subsidiary Agreements are duly authorized and will, when issued, be validly issued, fully paid (assuming delivery of the Bill of Sale and MMGI and Allison's Non- Competition Agreements and payment in full of the Option Exercise Price) and non-assessable, and none of such shares will have been issued in violation of the pre-emptive rights of any BRLI shareholder.

      (B) The foregoing representations and warranties are made with the knowledge and expectation that MMGI and Allison are placing complete reliance thereon.


5.    Indemnification

      (A) Provided that the representations made by BRLI in this Agreement and the Subsidiary Agreements are accurate and BRLI is in compliance with its obligations under this Agreement, MMGI and Allison and each of them, severally hereby agree to indemnify and hold harmless BRLI against and in respect of:

            (1) all liabilities and obligations of, or claims against BRLI based on liabilities and obligations of MMGI unless same shall result from the acts or omissions of BRLI;

            (2) any damage resulting from any material misrepresentation, or nonfulfillment of any agreement on the part of MMGI or Allison or either of them under this Agreement and/or any of the Subsidiary Agreements or from any material misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to BRLI under this Agreement and the Subsidiary Agreements; (provided that with respect to indemnification based on material misrepresentations, Allison's indemnification is limited to indemnification for damages resulting from a violation of those representations and warranties which are deemed made upon his actual knowledge and belief); and

            (3)  all  actions,   suits,   proceedings,   demands,   assessments,
judgments, costs and expenses incident to any of the foregoing.

      (B) Provided that the representations made by MMGI and Allison in this Agreement and the Subsidiary Agreements are accurate and MMGI and Allison are in compliance with its and his obligations under this Agreement and the Subsidiary Agreements, BRLI hereby agrees to indemnify and hold harmless MMGI and Allison and each of them against and in respect of:

            (1) all liabilities and obligations of, or claims against MMGI and Allison or any of them with respect to the operation of the WEB Business, for periods after the Closing as a result of BRLI's purchase of the WEB Business hereunder or BRLI's operation of the WEB Business thereafter unless same shall result from the intentional or grossly negligent acts or omissions of MMGI and Allison or either of them;

            (2) any damage or deficiency resulting from any material misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of BRLI under this Agreement and the Subsidiary Agreements or from any material misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by BRLI under this Agreement and the Subsidiary Agreements; and

            (3)  all  actions,   suits,   proceedings,   demands,   assessments,
judgments, costs and expenses incident to any of the foregoing.


6.    Conditions to BRLI's Obligation to Close

      The obligation of BRLI to consummate this Agreement shall be subject to each of the following conditions:

      (A) Each of the representations and warranties made by MMGI and Allison and each of them herein shall be true and accurate as of the date hereof except as affected by the transactions expressly contemplated by this Agreement.

      (B) Each and every covenant, agreement and condition required by this Agreement to be performed or complied with by MMGI or its affiliates and/or by Allison at or prior to the Closing shall have been performed or complied with at or prior to the Closing hereunder.

      (C) MMGI and Allison and each of them shall have delivered to BRLI all of the executed agreements, instruments, certificates and other documents referred to hereinabove required to be delivered by it and/or him at or prior to the Closing including the Bill of Sale, Non-Competition Agreements and Advertising Consulting Agreement.

      (D) Each of the individuals and entities set forth in Exhibit F hereto shall have delivered to BRLI executed investment letters satisfactory in form to BRLI's securities counsel.

      (E) MMGI shall have delivered its written agreement to BRLI that it will, within five (5) business days after the Closing, in a letter approved by BRLI
(which approval shall not be unreasonably withheld), provide written notification to each of the healthcare clients listed in Exhibit B hereto of its transfer to BRLI of the WEB Business and that it will use its best efforts to obtain each such client's consent to the transfer and continuation as a client of BRLI. In addition, MMGI shall promptly deliver to BRLI all executed consents which it is able to obtain using its best efforts, to the assignment to BRLI of each of the WEB Business Agreements as well as executed authorizations which it has been able to obtain using its best efforts, from each of the service providers to the WEB Business permitting BRLI to utilize the same services and service providers in BRLI's operation of the WEB Business as are currently utilized by MMGI, and at the same rates.

      (F) No suit or action, no investigation or inquiry by any administrative agency or governmental body, and no legal or administrative proceeding shall have been instituted or threatened which in any way questions the validity or legality of this Agreement or the transactions contemplated thereby, at or prior to the Closing.

      (G) Each and every one of the transactions required herein to occur at the Closing shall have been completed.


7.    Conditions to MMGI's Obligation to Close

      The obligation of MMGI to consummate this Agreement shall be subject to each of the following conditions:

      (A) Each of the representations and warranties made by BRLI herein shall be true and accurate as of the date hereof except as affected by the transactions expressly contemplated by this Agreement.

      (B) Each and every covenant, agreement and condition required by this Agreement to be performed or complied with by BRLI at or prior to the Closing shall have been performed or complied with at or prior to the Closing hereunder.

      (C) BRLI shall have delivered to MMGI and Allison and each of them, all of the executed agreements, instruments, certificates and other documents referred to hereinabove required to be delivered by it at or prior to the Closing including the Non-Competition Agreements, the Advertising Consulting Agreement and the Option Agreement.

      (D) Each of the individuals and entities set forth in Exhibit F hereto shall have received that number of shares of BRLI common stock registered in his or its name as are set forth opposite their respective names in Exhibit F (aggregating 140,000 shares).

      (E) MMGI and Allison shall have received an aggregate 60,000 shares of BRLI common stock registered in their respective names pursuant to the Non-Competition Agreements.

      (F) No suit or action, no investigation or inquiry by any administrative agency or governmental body, and no legal or administrative proceeding shall have been instituted or threatened which in any way questions the validity or legality of this Agreement or the transactions contemplated thereby, at or prior to the Closing.

      (G) Each and every one of the transactions required herein to occur at the Closing shall have been completed.


8.    Further Covenants and Agreements of MMGI and BRLI
      -------------------------------------------------

      (A) Within seven (7) business days after the Closing, MMGI will provide BRLI with all written information necessary to enable BRLI to acquire, license or take over MMGI's interest in all custom software utilized by MMGI in operating the WEB Business. MMGI represents and warrants to BRLI that it will use its best efforts to obtain transfers by consent or through licenses to BRLI of all of such software products which are not standard, commercially available, over-the-counter software products. MMGI agrees to fully cooperate with BRLI on a timely basis in order to enable BRLI to acquire such software products.

      (B) BRLI agrees that after the Closing, MMGI may continue to provide website-design services and other Internet services for non-healthcare clients, as well as non-Internet website services for healthcare and non-healthcare clients, free and clear of any right, title or interest therein by BRLI.

      (C) MMGI covenants and agrees that immediately after the Closing, except as provided in paragraph (D) of this Section 8, MMGI shall terminate and cease the conduct of any and all Internet website business of any kind for any and all healthcare or healthcare-related Internet website design, development, implementation, programming maintenance, linking, search engine development, revenue or non-revenue producing activities for individual or group physician practices, hospitals, clinics, laboratories, medical groups, medical societies, health centers and healthcare facilities of any kind whatsoever (collectively "Healthcare and Healthcare-Related Businesses"), during the one (1) year term of the Advertising Consulting Agreement plus any renewals (up to three (3) years thereof), and for an additional one (1) year period after termination of the Advertising Consulting Agreement (i.e., a maximum five (5) year period).

      (D) Anything to the contrary herein contained notwithstanding, MMGI shall have the right;

            (1) to submit sites hosted by BRLI to Internet Search Engines for purposes of increasing traffic to the site or sites hosted by BRLI. In the event that BRLI shall wish to utilize the website design services of MMGI at any time, MMGI agrees to provide such services to BRLI upon BRLI's written request at the rates as set forth in Exhibit "I," attached hereto and made a part hereof. This provision is a substantial part of the consideration for this Agreement and shall remain in effect for five (5) years from the Closing. BRLI shall pay a commission to MMGI for web-design services sold on behalf of BRLI by MMGI pursuant to BRLI's written request during such five (5) year period in the sum of 40% of net revenues received by BRLI from the customer for such services when received by BRLI;

            (2) to provide Internet website design services to Healthcare and Healthcare-Related Businesses whose facilities are located in Westchester and New York counties in the State of New York during the one (1) year period commencing at the Closing, provided that such services are limited solely to the actual design, content, programming and off-net site development of the website and not to the hosting and worldwide hosting aspects of the site; that the healthcare or healthcare-related site excepted is hosted on a BRLI website; that regardless of any fee arrangements that may otherwise be entered into, the said healthcare or healthcare-related client must be charged a website design fee payable to BRLI pursuant to the fee schedule attached hereto and made a part hereof as Exhibit "J"; and that the fee to BRLI must be paid to BRLI as an initial fee before any other Internet website- related fees are paid to MMGI. The said healthcare client shall be required to pay monthly or annual fees to BRLI for website hosting on standard terms and conditions for all BRLI Internet Websites. All website maintenance fees shall be paid by the client to BRLI for maintenance to the on-line website in accordance with standard terms and conditions of all BRLI Internet Websites.

      (E) MMGI agrees and covenants with BRLI to provide a maximum 50 hours of technical training related to the WEB Business during

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the 90-day period commencing at the Closing,  and to provide a maximum 100 hours of sales training and/or support related to the WEB Business during the 180-day period commencing at the Closing. Such training shall be without charge to BRLI and shall be provided to BRLI's designated employees and agents. Any additional training shall be at such additional times and on such terms as the parties may mutually agree upon as necessary and reasonable.

      (F) MMGI agrees during the period that the Advertising Consulting Agreement is in full force and effect (the "Measuring Period") to market Internet-oriented services to Healthcare and Healthcare-Related Businesses for linkage to and participation in the WEB Business conducted by BRLI. Any customer unaffiliated with the healthcare clients set forth in Exhibit B hereto who executes a contract for such services during the Measuring Period on terms acceptable to BRLI in its sole and absolute discretion shall be deemed an "Additional Customer." Upon delivery by MMGI through its sales efforts of the 1,000th Additional Customer during the Measuring Period, BRLI agrees and covenants to pay a commission to MMGI equal to fifteen percent (15%) of the recurring Internet access and website fees paid to BRLI pursuant to the initial contract with such Additional Customer (provided that said contract shall not exceed three (3) years in duration and is on terms acceptable to BRLI). Such commission shall be payable to MMGI solely with respect to any Additional Customers after the 1,000th Additional Customer, solely with respect to contracts executed during the Measuring Period and only with respect to each payment after it has actually been received by BRLI.


9.    Expenses

      Each of the parties shall pay its own expenses (including without limitation, the fees and expenses of the agents, representatives, counsel and accountants) incidental to the preparation and consummation of this Agreement and the Subsidiary Agreements.


10.   Brokerage

      Each party shall indemnify and hold the other free and harmless from all losses, damages, costs, and expenses (including attorney's fees) that may be suffered as a result of claims brought by any broker or finder seeking compensation on account of this transaction arising out of the actions of such party.


11.   Survival of Representations, Warranties, Agreements and
Covenants


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      The parties agree that the representations,  warranties,  agreements,  and covenants contained in this Agreement, the Subsidiary Agreements or in any other documents delivered in accordance with or by virtue of this Agreement and the Subsidiary Agreements shall survive the execution and delivery of this Agreement and the Subsidiary Agreements and all other instruments in connection herewith or therewith.


12.   Notices

      All notices and other documents required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given if delivered by hand with an acknowledgement of receipt therefor or mailed or forwarded by registered or certified mail or by Federal Express to the parties at the addresses provided above (or such other address for a party as shall be specified by notice given pursuant to this paragraph).


13.   Binding Effect and Assignability

      This Agreement and the Subsidiary Agreements shall be binding upon and shall inure to the benefit of the parties hereto and thereto and their respective successors and assigns. BRLI shall be permitted to assign its rights (but not its obligations) hereunder to a wholly-owned subsidiary.


14.   Governing Law and Jurisdiction

      This Agreement and the Subsidiary Agreements shall be construed and enforced in accordance with the laws of the State of New Jersey without regard to the principle of the conflict of laws. The parties hereto consent to the in personam jurisdiction of the courts of the State of New Jersey and further agree that any action with respect to this Agreement and the Subsidiary Agreements shall be commenced and prosecuted only in such courts. The parties hereby waive trial by jury in any action or proceeding arising under this Agreement and the Subsidiary Agreements.


15.   Remedies

      No remedy herein conferred upon or reserved to a party is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement and the Subsidiary Agreements or in connection with this Agreement and the Subsidiary Agreements and now or hereafter existing at law or in equity.


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16.   Entire Agreement

      This Agreement and the Subsidiary Agreements referred to herein constitute the entire agreement among the parties with respect to the subject matter contained herein and therein and supersede all prior agreements and understandings, oral or written. This Agreement and the Subsidiary Agreements may not be amended or modified except in writing executed by each of the parties hereto.


      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                              THE MEDICAL MARKETING GROUP, INC.



                              By /s/Craig Allison

                              Title Craig Allison, President



                              /s/Craig Allison
                              ----------------
                              Craig Allison (Individually)


                              BIO-REFERENCE LABORATORIES, INC.



                              By /s/Marc D. Grodman


                              Title Marc D. Grodman, President


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